Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of DTE Energy Company on Form S-8, of our report dated June 19, 2000, appearing in the Annual Report on Form 11-K of MCN Energy Group, Inc. for the year ended December 31, 1999, and our report dated June 19, 2000, appearing in the Annual Report on Form 11-K of Michigan Consolidated Gas Company for the year ended December 31, 1999.

/S/ GEORGE JOHNSON & COMPANY

Detroit, Michigan
May 31, 2001